PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          LIGHTPATH TECHNOLOGIES, INC.
                                   (UNAUDITED)


LightPath Technologies, Inc. (the "Company") acquired, on April 14, 2000, all of the outstanding shares of Horizon Photonics, Inc. ("HPI"), for an aggregate purchase price of approximately $36.2 million, comprised of approximately 1.2 million shares of Class A common stock and $1 million in cash. The Company also assumed approximately $250,000 of indebtedness of HPI, which was repaid upon closing of the transaction. The number of shares of Class A common stock issued to the former shareholders of HPI is subject to post closing adjustment based on the trading price of the Class A common stock as defined in the agreement but no later than May 29, 2000. HPI, a California corporation, is an emerging leader in the automated production of passive optical components for the telecommunications and data communications markets.

The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values. The allocation of the purchase price is in process and it is expected that a portion of the purchase price will be allocated to in-process research and development which, under generally accepted accounting principles, will be immediately expensed by LightPath. The charge to earnings will be recoginized in the quarter ending June 30, 2000.

The unaudited Pro Forma Consolidated Financial Statements reflect the following:
(1) adjust for the purchase accounting and estimated fair value allocation of the assets acquired and the obligations assumed; and (2) the use of a portion of the Company's cash reserves and issuance of Class A Common Stock to acquire HPI. The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000, was prepared as if the transaction had occurred on that date. The unaudited Pro Forma Statement of Operations for the nine month period ended March 31, 2000 and the twelve month period ended June 30, 1999 were prepared as if the transaction had occurred on July 1, 1998.

In the opinion of Company management, all adjustments necessary to present fairly such Pro Forma Consolidated Financial Statements have been made based on the terms and structure of the acquisition.

These unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of the Company.

These unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the accompanying notes and with the historical financial statements for the Company (filed previously) and HPI financial statements filed herewith.

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
                          LIGHTPATH TECHNOLOGIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                              MARCH 31, 2000                       PRO FORMA
                                                   LPTH             HPI           ADJUSTMENTS          PRO FORMA
                                               -------------    -------------    -------------       -------------
ASSETS
Current assets:
  Cash and cash equivalents                    $  41,867,441    $     108,699    $  (2,408,115)(1)   $  39,568,025
  Trade accounts receivable                          350,766          476,406                              827,172
  Inventories                                        608,588          709,852                            1,318,440
  Advances to employees and related parties           16,773          600,000                              616,773
  Prepaid expenses and other                         345,446            8,469                              353,915
                                               -------------    -------------    -------------       -------------
Total current assets                              43,189,014        1,903,426       (2,408,115)         42,684,325

Property and equipment - net                       1,880,970        1,112,267                            2,993,237
Intangible assets:
 Intangible assets                                   573,999           29,016       21,820,000 (4)      22,423,015
 Goodwill                                                 --               --       11,752,335 (4)      11,752,335
Investment in LightChip, Inc.                      1,000,000                                             1,000,000
                                               -------------    -------------    -------------       -------------
Total assets                                   $  46,643,983    $   3,044,709    $  31,164,220       $  80,852,912
                                               =============    =============    =============       =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities     $     457,534    $     385,312    $      (8,115)(1)   $     834,731
  Accrued payroll and benefits                        77,668               --                               77,668
  Capital lease obligations, current portion              --           19,420                               19,420
                                               -------------    -------------    -------------       -------------
Total current liabilities                            535,202          404,732           (8,115)            931,819

Capital lease obligations, net of
 current portion                                      43,699                               43,699
Note payable to stockholder                               --          250,000         (250,000)(1)              --
Commitments and contingencies
Redeemable common stock - E1, E2, E3                  40,178               --                               40,178

Stockholders' equity
   Preferred stock                                         2        3,200,000       (3,200,000)(3)               2
   Common stock                                      137,534           15,000          (15,000)(3)         149,605
                                                                                        12,071 (1)
   Additional paid-in capital                     78,830,257                        37,956,542 (1)     116,786,799
   Accumulated deficit                           (32,899,190)        (868,722)         868,722 (3)     (37,099,190)
                                                                                    (4,200,000)(4)
                                               -------------    -------------    -------------       -------------
Total stockholders' equity                        46,068,603        2,346,278       31,422,335          79,837,216
                                               -------------    -------------    -------------       -------------
Total liabilities and stockholders' equity     $  46,643,983    $   3,044,709    $  31,164,220       $  80,852,912
                                               =============    =============    =============       =============

See accompanying notes

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
                          LIGHTPATH TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 9 MONTHS ENDED    9 MONTHS ENDED
UNAUDITED                                        MARCH 31, 2000   MARCH 31, 2000(1)   PRO FORMA          PRO FORMA
                                                     LPTH               HPI          ADJUSTMENTS          COMBINED
                                                  ------------      ------------     ------------       ------------
Revenues                                          $    880,075      $  1,221,501     $         --       $  2,101,576
Cost of goods sold                                     331,808           892,504                           1,224,312
Selling, general and administrative expenses         3,890,420           467,559                           4,357,979
Research and development expenses                      668,286           600,004                           1,268,290
Acquired in-process R&D charge                              --                --               --                 --
Amortization of intangible assets                           --                --        7,154,813(4)       7,154,813
                                                  ------------      ------------     ------------       ------------
Operating loss                                      (4,010,439)         (738,566)      (7,154,813)       (11,903,818)
Other income(expense)                                  (82,805)          (25,037)         (90,000)(5)       (197,842)
                                                  ------------      ------------     ------------       ------------
Net loss                                            (4,093,244)         (763,603)      (7,244,813)       (12,101,660)
Imputed dividends and premiums on
  Preferred Stock                                   (2,205,242)               --                          (2,205,242)
                                                  ------------      ------------     ------------       ------------
Net loss applicable to common shareholders        $ (6,298,486)     $   (763,603)    $ (7,244,813)      $(14,306,902)
                                                  ============      ============     ============       ============
Basic and diluted net loss per share              $       (.83)                                         $      (1.63)
                                                  ============                                          ============
Number of shares used in per share calculation       7,550,091                          1,207,158 (6)      8,757,249
                                                  ============                                          ============

The operating results of HPI for the nine month period ending March 31, 2000 were derived by subtracting the activity for the three months ending June 30, 1999 from the year end March 31, 2000 balances. The three month activity excluded was as follows:

          Revenue                        $164,373

          Expense                        $201,655

          Other income (expense)         $ 25,757

          Net loss                       $ 11,535
See accompanying notes

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
                          LIGHTPATH TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                               12 MONTHS ENDED   12 MONTHS ENDED
UNAUDITED                                       JUNE 30, 1999     MARCH 31, 1999     PRO FORMA          PRO FORMA
                                                     LPTH              HPI          ADJUSTMENTS          COMBINED
                                                 ------------      ------------     ------------       ------------
Revenues                                         $  1,086,126      $    589,205     $         --       $  1,675,331
Cost of goods sold                                    409,417           215,083                             624,500
Selling, general and administrative expenses        2,918,184           197,694                           3,115,878
Research and development expenses                     615,371           216,213                             831,584
Acquired in-process R&D charge                             --                --               --                 --
Amortization of intangible assets                          --                --        9,539,750(4)       9,539,750
                                                 ------------      ------------     ------------       ------------
Operating loss                                     (2,856,846)          (39,785)      (9,539,750)       (12,436,381)
Other income(expense)                                (277,172)          (39,743)        (120,000)(5)       (436,915)
                                                 ------------      ------------     ------------       ------------
Net loss                                           (3,134,018)          (79,528)      (9,659,750)       (12,873,296)
Imputed dividends and premiums on
  Preferred Stock                                    (224,651)               --                            (224,651)
                                                 ------------      ------------     ------------       ------------
Net loss applicable to common shareholders       $ (3,358,669)     $    (79,528)    $ (9,659,750)      $(13,097,947)
                                                 ============      ============     ============       ============
Basic and diluted net loss per share             $       (.79)                                         $      (2.39)
                                                 ============                                          ============
Number of shares used in per share
 calculation                                        4,271,313                          1,207,158 (6)      5,478,471
                                                 ============                                          ============

See accompanying notes.

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
                          LIGHTPATH TECHNOLOGIES, INC.
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED


1.   Adjustment to cash and stockholders equity consists of the following:

            Purchase price paid in cash plus
            acquisition costs                                       $  2,408,115
            Issuance of 1,207,158 shares of LightPath
            Class A common stock                                      35,200,000
            Estimated fair value of stock options based
            on the Black-Scholes model                                 2,768,613
                                                                    ------------
              Cost of acquisition                                   $ 40,376,728
                                                                    ============

2. Excess of estimated cost of acquisition over the fair value of the tangible net assets acquired and the liabilities assumed:

            Purchase price plus acquisition costs                   $ 40,376,728
            Less the fair value of the tangible net assets
             acquired and liabilities assumed of HPI                   2,604,393
                                                                    ------------
            Excess purchase price                                   $ 37,772,335
                                                                    ============

3.   Elimination of HPI historical stockholders' equity.

4. The purchase price was allocated to tangible net assets and identifiable intangible assets with the unallocated purchase price attributed to goodwill. The value of tangible assets acquired and liabilites assumed approximated their historical book value at March 31, 2000. The estimated fair value of identifiable intangible assets and goodwill, based on assessment of management together with an independent valuation firm, along with their estimated lives for amortization, are as follows:

                                                                       Annual
                                              Life    Fair Value    Amortization
                                              ----    ----------    ------------
          In-process research and development   *    $ 4,200,000         *
          Customer related intangibles          4    $15,900,000     $3,975,000
          Developed technology                  2    $ 2,400,000     $1,200,000
          Covenants not-to-compete              3    $ 2,000,000     $  666,666
          Trademark & tradename                 2    $ 1,300,000     $  650,000
          Acquired work force                   2    $   220,000     $  110,000
          Goodwill                              4    $11,752,335     $2,938,084

          * The Company will record an immediate write-off of in-process research and development based on an assessment of purchased technology of HPI at the acquisition date. A non-recurring charge of $4.2 million will be reflected in the actual financial statements of the Company in the quarter ending June 30, 2000. The in-process research and development charge is not reflected in the unaudited pro forma consolidated income statements for the year ended June 30, 1999 or the nine month period ended March 31, 2000. The assessment determined that $4.2 million of HPI's purchase price represented technology that did not meet the accounting definitions of "completed technology," and thus should be charged to earnings under generally accepted accounting principles. This assessment analyzed certain Micro-Collimator products as well as active alignment and isolator injection molding technologies that were under development at the time of acquisition. These programs were in various stages of completion ranging from 50% to 60% of completion, with estimated completion dates through June 2001. This in-process research will have no alternative future uses if the products are not feasible. Revenues from in-process products are estimated primarily beginning in the second quarter of fiscal 2001, with projected research and development costs-to-complete

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
     of approximately $1.1 million. The fair value of these development programs was determined in accordance with views expressed by the staff of the Securities and Exchange Commission

5. Reduction of interest income for the year ended June 30, 1999 and the nine months ended March 31, 2000, respectively due to the use of cash investments to fund a portion of the purchase price.

6. The number of shares used in Basic net loss per common share calculation was adjusted as if the 1,207,158 shares for the acquisition were issued as of July 1, 1998. Basic net loss per common share is computed based upon the weighted average number of common shares outstanding during each period presented. The computation of Diluted net loss per common share does not differ from the basic computation because potentially issuable securities would be anti-dilutive.

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